Exhibit 3.1

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of

PARAMOUNT GROUP, INC.

(Name of Entity)

organized under the laws of                                                  Maryland                                                  passed the following resolution:

(State)

(Check applicable boxes)

☐	The principal office is changed from: (old address)

to: (new address)

☒	The name and address of the resident agent is changed from:

The Corporation Trust Incorporated

351 West Camden Street, Baltimore, MD 21202

to:

CSC Lawyers Incorporating Service Company

7 St Paul Street, Suite 820, Baltimore, MD 21202

I certify under penalties of perjury the foregoing is true.

	Signed	/s/ Gage R. Johnson
Gage R. Johnson, Secretary

I hereby consent to my designation in this document as resident agent for this entity.

CSC Lawyers Incorporating Service Company

	Signed By:	/s/ Sylvia Queppel
Resident Agent Name: Sylvia Queppel
Title: Assistant Secretary